Exhibit 3.2


                                     BY-LAWS

                                       OF

                                 NCT GROUP, INC.

                            AS AMENDED, JUNE 28, 2005

                                   ARTICLE I.

                            MEETINGS OF STOCKHOLDERS
                            ------------------------


     SECTION 1. Annual Meeting. A meeting of stockholders shall be held annually for the election of directors and the transaction of such other business as is related to the purpose or purposes set forth in the notice of meeting on such date, at such time and at such place as may be fixed by the Board of Directors.

     SECTION 2. Special Meetings. Special meetings of the stockholders for any purpose shall be called by the Secretary on the written request of the Chairman of the Board or a majority of the Board of Directors. Such request shall state the purpose of the proposed meeting. Business transacted at all special meeting shall be confined to the subjects stated in the notice of special meeting.

     SECTION 3. Place of Meetings. Meetings of stockholders shall be held at such place, within or without the State of Delaware or the United States of America, as may be fixed in the call and stated in the notice of meeting or waiver thereof.

     SECTION 4. Notice of Meetings; Adjourned Meetings. Notice of each meeting of stockholders shall be given in writing and shall state the place, date and hour of the meeting. The purpose or purposes for which the meeting is called shall be stated in the notices of each

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special  meeting and of each annual meeting at which any business other than the election of directors is to be transacted.

     A copy of the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders.

     When a meeting is adjourned for less than thirty (30) days in any one adjournment, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 5. Waiver of Notice. Whenever notice is required to be given to any stockholder, a written waiver thereof, signed by the stockholder, whether before or after the time of the meeting therein stated, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when such stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders need be specified in any written waiver of notice thereof.

     SECTION 6. Conduct of Meetings. At all meetings of the stockholders, the Chairman of

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the Board, if any and if present,  shall preside.  If there shall be no Chairman of the Board, or he or she shall be absent, then a Chairman designated by the Board of Directors shall preside. The Secretary, or in his or her absence an Assistant Secretary, if any, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

     The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting by the Chairman of the meeting. The Board of Directors may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at, or participation in, the meeting to stockholders of record, their duly authorized and constituted proxies or such other persons as the Chairman of the meeting shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless, and to the extent, determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

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

     SECTION 7. Qualification of Voters. Except as may be otherwise provided in the Certificate of Incorporation, every stockholder of record on the Record Date as determined pursuant to Section 11 of Article I, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, for every share standing in his or her name on the record of stockholders.

     SECTION 8. Quorum. At all meetings of the stockholders, the presence at the commencement of such meetings in person or by proxy of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present at a meeting may adjourn the meeting despite the absence of a quorum.

     SECTION 9. Proxies; Voting. Every stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy. Every proxy must be executed by the stockholder or his or her attorney-in-fact, or, if the stockholder is not a natural person, by its authorized officer, director, employee or agent. To the extent permitted by law, a stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of an e-mail or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission provided that the e-mail or other electronic transmission either sets forth or is submitted with information from which it can be determined that the e-mail or other electronic transmission was authorized by the stockholder. A copy, facsimile transmission or other reliable reproduction of a writing or electronic transmission

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

authorized by this Section 9 of Article I may be substituted for or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission. No proxy authorized hereby shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period. No ballot, proxies or votes, nor any revocations thereof or changes thereto shall be accepted after the time set for the closing of the polls pursuant to Section 6 of Article I unless the Delaware Court of Chancery upon application of a stockholder shall determine otherwise. Each proxy shall be delivered to the inspectors of election prior to or at the meeting. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing a subsequent duly executed proxy with the Secretary.

     The vote for directors shall be by ballot. Unless a greater number of affirmative votes is required by the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the
Corporation, or as otherwise required by law or pursuant to any regulation applicable to the Corporation, if a quorum exists at any meeting of stockholders, stockholders shall have approved any matter, other than the election of directors, if the majority of the stock having voting power present in person or represented by proxy at the meeting and entitled to vote on the matter vote to approve such matter. Directors shall be elected by a plurality of the votes cast.

     SECTION 10. Action at Meeting. Any action required or permitted to be taken by the

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stockholders must be effected at a duly called annual or special meeting of such stockholders; no action by the stockholders may be taken by written consent in lieu of a meeting.

     SECTION 11. Record Date. To determine which stockholders are entitled to notice of or to vote at a meeting of stockholders, the Board of Directors may fix a record date in advance of such meeting, which date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.

     SECTION 12. Inspectors of Election. The Chairman of any meeting of the stockholders may appoint one or more Inspectors of Election. Any Inspector so appointed to act at any meeting of the stockholders, before entering upon the discharge of his or her duties, shall be sworn faithfully to execute the duties of an Inspector at such meeting with strict impartiality and according to the best of his or her ability. The Inspector or Inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the Chairman of the meeting, the Inspector or Inspectors shall make a report in writing of any challenge, question or matter determined by him, her or them and execute a certificate of any fact found by him, her or them.

     SECTION 13. Notice of Stockholder Proposal. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of

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Directors;  (b)  otherwise  properly  brought  before  the  meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Section 10 of Article II), the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation no later than: sixty (60) days in advance of such meeting if such meeting is to be held within thirty (30) days preceding the anniversary of the previous year's annual meeting or ninety
(90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and with respect to any other annual meeting of stockholders, the close of business on the tenth day following the date of public disclosure of the date of such meeting. (For purposes of this Section 13 of Article I, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News
Services, Bloomberg, Reuters, Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.) A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; the class and number of shares of stock of the Corporation that are beneficially owned by the stockholder; and any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at

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

any annual  meeting  except in accordance  with the procedures set forth in this
Section 13 of Article I. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 13 of Article I, and if he or she should so determine, he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

                                   ARTICLE II.

                               BOARD OF DIRECTORS
                               ------------------


     SECTION 1. Power of Board and Qualification of Directors. The business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all the powers of the Corporation except those that are expressly reserved to or conferred upon the stockholders by statute or the Certificate of Incorporation.

     SECTION 2. Number of Directors. The Board of Directors shall consist of one or more members as fixed, from time to time, by resolution adopted by the Board of Directors.

     SECTION 3. Election and Term of Directors. Directors shall be elected at each annual meeting of the stockholders. Each director shall hold office until the annual meeting of the stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or death.

     SECTION 4. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein; and

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unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy or a newly created directorship shall be elected to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or death.

     SECTION 6. Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of one or more directors, and each of which, to the extent provided in the resolution, shall have all the power and authority of the Board to the full extent authorized by law, including the power and authority to declare a dividend or to authorize the issuance of stock. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee by resolution adopted by a majority of all directors then in office. The Board of Directors may remove a member of any such committee with or without cause. Each committee shall keep minutes of its proceedings, which shall be filed in the minute book of the Corporation.

     SECTION 7. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity, or to allow a fixed sum plus expenses, if any, for attendance at meetings of the Board or of committees designated thereby.

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

     SECTION 8.  Interest of Director in a Transaction.

     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest therein, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

          (a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee, in good faith, authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith, by vote of the stockholders; or

          (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or

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transaction.

     SECTION 9. Eligibility to Make Nominations. Nominations of candidates for election as directors at any meeting of stockholders called for election of directors (an "Election Meeting") may be made: (a) by any stockholder entitled to vote at such Election Meeting only in accordance with the procedures established by Section 10 of Article II; or (b) by the Board of Directors. In order to be eligible for election as a director, any director nominee must first be nominated in accordance with the provisions of these By-Laws.

     SECTION 10. Procedure for Nominations by Stockholders. Any stockholder entitled to vote for the election of a director at an Election Meeting may nominate one or more persons for such election only if written notice of such stockholder's intent to make such nomination is delivered to or mailed and received by the Secretary. Such notice must be received by the Secretary not later than the following dates: with respect to an annual meeting of stockholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and with respect to any other annual meeting of stockholders or a special meeting of stockholders, the close of business on the tenth day following the date of public disclosure of the date of such meeting. (For purposes of this Section 10 of Article II, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Bloomberg, Reuters, Associated Press or a comparable national news service or in a document filed with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.) The written notice shall set forth: (a) the name, age, business address and residence address of each nominee

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

proposed in such notice; (b) the principal occupation or employment of each such nominee; (c) the number of shares of capital stock of the Corporation that are beneficially owned by each such nominee; and (d) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee as a director. Such notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected.

         SECTION 11. Compliance with Procedures. If the Chairman of the Election Meeting determines that a nomination of any candidate for election as a director was not made in accordance with the applicable provisions of these By-laws, such nomination shall be void; provided, however, that nothing in these By-laws shall be deemed to limit any class voting rights provided to holders of any one or more series of Preferred Stock then outstanding.

                                  ARTICLE III.

                              MEETINGS OF THE BOARD
                              ---------------------


     SECTION 1. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and places, within or without the State of Delaware or the United States of America, as may from time to time be fixed by the Board.

     SECTION 2. Special Meetings; Notice; Waiver. Special meetings of the Board of Directors may be held at any time, place, within or without the State of Delaware or the United States of America, upon the call of the Chairman of the Board, the Chief Executive Officer or the Secretary, by oral, facsimile, electronic or written notice, duly given or mailed to each director not less than two (2) days before such meeting. Special meetings may be called by the Chairman

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of the Board or the Chief Executive Officer and shall be called by the Secretary on the written request of any two directors. Notice of a special meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her. A notice, or waiver of notice, need not specify the purpose of any special meeting of the Board of Directors.

     SECTION 3. Conduct of Meetings. At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman of the Board, or he or she shall be absent, then the Chief Executive Officer shall preside, and in his or her absence, a Chairman chosen by the directors shall preside.

     SECTION 4. Quorum; Action by the Board; Adjournment. At all meetings of the Board of Directors, a majority of the whole Board shall constitute a quorum for the transaction of business, except that when the number of Directors constituting the whole Board shall be an even number, one-half of that number shall constitute a quorum. The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors unless otherwise specifically provided by law or by the Certificate of Incorporation or these By-Laws. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

     At all meetings of any committee of the Board of Directors, a majority of such committee shall constitute a quorum for the transaction of business, except that when the number of directors constituting the committee shall be an even number, one-half of that number shall constitute a quorum. The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of such committee unless otherwise specifically

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

provided by law or by the Certificate of Incorporation or these By-Laws. A majority of the members of a committee present, whether or not a quorum is present, may adjourn any committee meeting to another time and place.

     SECTION 5. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee, whether done before or after the action so taken.

     SECTION 6. Action Taken by Conference Telephone. Members of the Board of Directors or any committee thereof may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.


                                   ARTICLE IV.

                                    OFFICERS
                                    --------


     SECTION l. Officers. The Board of Directors shall elect a Chief Executive Officer, a President, a Secretary and a Treasurer of the Corporation and from time to time may elect or appoint such other officers as it may determine. Any two or more offices may be held by the same person. Securities of other corporations held by the Corporation may be voted by any officer designated by the Board of Directors, and, in the absence of any such designation, by the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer. The Board of Directors may require any officer to give security for the faithful performance of his or

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

her duties.

     SECTION 2. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors with all of the rights and powers incident to that position.

     SECTION 3. Chief Executive Officer. The Chief Executive Officer shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     SECTION 4. President. The President shall have such authority and perform such duties in the management of the Corporation as shall be prescribed or assigned by the Board of Directors or the Chief Executive Officer, and to the extent not so prescribed, he or she shall have such authority and perform such duties in the management of the Corporation, subject to the control of the Board of Directors, customary to the office of President.

     SECTION 5. Vice President. If the Board of Directors determines to elect one or more Vice Presidents, the Vice President(s) shall have such authority and perform such duties as shall be prescribed or assigned by the Board of Directors, the Chief Executive Officer or the President, and to the extent not so prescribed, he or she shall have such authority and perform such duties, subject to the control of the Board of Directors, customary to the office of Vice President.

     SECTION 6. Treasurer. The Treasurer shall perform all the duties customary to that office, and shall have the care and custody of the funds and securities of the Corporation. He or she shall at all reasonable times exhibit his or her books and accounts to any director upon application, and shall give such bond or bonds for the faithful performance of his or her duties

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

with such surety or sureties as the Board of Directors from time to time may determine.

     SECTION 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the committees of the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President. He or she shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Treasurer or an Assistant Secretary. He or she shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of the Secretary.

     SECTION 8. Assistant Treasurer and Assistant Secretary. Any Assistant Treasurer or Assistant Secretary that the Board of Directors may appoint shall perform such duties as may be prescribed or assigned to him or her by the Board of Directors, and, with respect to any Assistant Treasurer, by the Treasurer, and, with respect to any Assistant Secretary, by the Secretary. An Assistant Treasurer shall give such bond or bonds for the faithful performance of his or her duties with such surety or sureties as the Board of Directors from time to time may determine.

     SECTION 9. Term of Office; Removal. Each officer shall hold office for such term as may be prescribed by the Board of Directors and shall hold his or her office until his or her successor is elected and qualified or until his or her earlier resignation, removal or death. Any officer may be removed at any time by action of the Board of Directors with or without cause.

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The removal of an officer without cause shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not, of itself, create contract rights.

     SECTION 10. Vacancy. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

     SECTION  11.  Compensation.   The  compensation  of  all  officers  of  the
Corporation shall be fixed by the Board of Directors and the compensation of agents shall either be so fixed or be fixed by officers thereunto authorized.


                                   ARTICLE V.

                               SHARE CERTIFICATES
                               ------------------


     SECTION 1. Form of Share Certificates. The shares of the Corporation shall be: (a) represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof; or (b) uncertificated. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employees. In case any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue. Each registered holder of shares, upon request to the Corporation, shall be provided with a certificate of stock representing the number of shares

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

owned by such holder.

     SECTION 2. Lost Certificates. In case of the loss, theft, mutilation or destruction of a stock certificate, a new certificate will be issued by the Corporation upon notification thereof and receipt of such proper indemnity or assurances as the Board of Directors may require.

     SECTION 3. Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 4. Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner, and to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.


                                   ARTICLE VI.

                            MISCELLANEOUS PROVISIONS
                            ------------------------


     SECTION 1. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as the Board of Directors may from time to time determine.

     SECTION 2. Fiscal Year. The fiscal year of the Corporation shall be the twelve-month period prescribed by the Board of Directors.

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

     SECTION 3. Checks and Notes. All checks and demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as shall be authorized from time to time by the Board of Directors.

     SECTION 4. Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the laws of the State of Delaware.


                                  ARTICLE VII.

                                   AMENDMENTS
                                   ----------


     SECTION 1. Power to Amend. The Board of Directors shall have the power to adopt, amend or repeal the By-Laws of the Corporation by the affirmative action of a majority of its members. The By-Laws may be adopted, amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote, at any annual meeting of the stockholders.


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